AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

NOTICE: This Negotiable Instrument Contains Provisions For Interest Rate Adjustments.

November 30, 2022, as amended and restated, effective November 30, 2023, executed December 4, 2023 — Independence, Ohio — $1,000,000.00

FOR VALUE RECEIVED, the undersigned, MALACHITE INNOVATIOS, INC., a Nevada corporation, licensed to transact business in Ohio ("Borrower), absolutely and unconditionally promises to pay on or before NOVEMBER 30, 2024 ("Maturity Date") to the order of INDEPENDENCE BANK ("Bank"), an Ohio banking organization, its successors and assigns, at Bank's office located at 4401 Rockside Road, Independence, Ohio 44131 or at such other place as Bank may from time to time designate in writing, the principal sum up to ONE MILLION AND NO/100 DOLLARS (USD $1,000,000.00) or such portion thereof as shall have been advanced by Bank under this Amended And Restated Revolving Promissory Note (this "Amended Note") to or for the benefit of Borrower, plus interest accruing from and after the effective date hereof hereunder until all sums due under this Amended Note have been paid in full, on the unpaid principal balance owing under this Amended Note at a variable rate per annum equal to 1.00% above Bank's Prime Lending Rate, currently at 8.50%, as reported by any source chosen by Bank, from time to time in effect at Bank, based upon a year having 360 days and calculated for the actual number of days elapsed, with each change in Bank's Prime Lending Rate automatically and immediately resulting in a change in the rate of interest applicable hereunder effective as of each date Bank's Prime Lending Rate changes, provided that in no event shall the rate of interest applicable to this Amended Note exceed the maximum rate of interest permitted by any law applicable to the loan transaction evidenced hereunder. Bank's Prime Lending Rate may not be the lowest interest rate charged by Bank to any of its customers. If for any reason at any time there exists no source from which Bank may chose its Prime Lending Rate, then the interest rate applicable to this Amended Note shall mean a published reference rate selected by Bank with notice thereof to Borrower and after Bank exercises reasonable judgment based upon consideration of economic, money market, business, and competitive factors, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

This Amended Note") amends and restates that certain Promissory Note dated November 30, 2022 in the original principal amount of $1,000,000.00, which matured November 30, 2023 ("Note"), with an unpaid principal balance owing thereunder and renewed hereunder in the amount of $1,00,000.00, plus any accrued and unpaid interest owing under the Note as of the effective date hereof, and interest payable hereunder on and after the effective date of this Amended Note at the rate and frequency as set forth herein. This Amended Note amends and restates the Note.

Subject to the terms of this Amended Note and the Loan Documents (as herein defined), Bank may advance sums from time to time hereunder and such sums may be repaid by Borrower and re-advanced by Bank from time to time; provided, however, that the aggregate unpaid principal balance owing hereunder shall at no time exceed the face amount of this Amended Note.

As a condition to Bank's renewal of the Note, pursuant to this Amended Note, Borrower shall pay to Bank (a) a loan renewal fee in the amount of $5,000.00 and (b) all of Bank's out-of-pocket costs and expenses incurred in connection with this Amended Note, including, but not limited to, Bank's reasonable attorney's fees.

Prior to the Maturity Date, Borrower shall make QUARTERLY payments of interest only, due and payable in arrears, commencing FEBRUARY 29, 2024 and continuing on the last day of each calendar quarter thereafter (i.e., May 31, 2024, August 31, 2024, and November 30, 2024) until the Maturity Date, unless sooner by reason of default by Borrower hereunder and acceleration by Bank, at which time all unpaid principal and accrued interest owing hereunder shall be due and payable in full, together with any other fees, charges, and costs payable hereunder. Borrower acknowledges that notwithstanding the quarterly payment amounts set forth above, the payment due on the Maturity Date will be a final payment consisting of (i) all accrued and unpaid interest and any other fees, charges and costs and (ii) the entire unpaid principal balance owing hereunder. If any payment due hereunder shall become payable on a day other than a day on which Bank is open for business or payable on February 29 in a leap year, such payment shall be extended to the next succeeding business day and interest thereon shall be payable at the rate herein specified during the extension.

Prior to or after the Maturity Date, upon default in payment of any principal or interest when due, or upon any other default under the terms of this Amended Note, the principal of and unpaid interest owing under this Amended Note shall thereafter until paid in full bear interest at the rate of Two Percent (2.00%) per annum above the rate otherwise specified in this Amended Note, but in no event shall the interest rate applicable to this Amended Note either prior to or after the Maturity Date exceed the maximum permissible interest rate allowed by law.

Except as set forth herein, all instruments and documents executed in connection with the Note shall be treated as instruments and documents executed in connection with this Amended Note and all of said instruments and documents shall hereinafter be referred to collectively as the "Loan Documents." The terms and conditions of the Loan Documents are made a part hereof and incorporated herein by this reference and Borrower and any guarantor(s) hereof covenant and agree to perform or cause to be performed all of the terms, conditions, covenants and agreements of said documents as fully as if such terms, conditions, covenants and agreements were set forth at length herein. Any and all references in this Amended Note to any other document(s), including, without limitation, any of the Loan Documents shall be references to such document(s) as the same may from time to time be modified, amended, renewed, consolidated or extended.

Bank and any subsequent holder of this Amended Note shall have the right to accelerate the Maturity Date and require collateral hereunder if Bank or any subsequent holder shall in good faith deem itself insecure any time. At the option of Bank or any subsequent holder of this Amended Note, all of Borrower's payment and performance obligations hereunder shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (a) Borrower's failure, with or without demand from, or notice by, Bank to deliver additional or replacement collateral as set forth herein; (b) default in the payment or performance of any liability or obligation of Borrower, or of any maker, endorser or guarantor of any liability or obligation of Borrower to Bank or any subsequent holder of this Amended Note; (c) failure to pay when due any premium on any life insurance policy held as collateral for this Amended Note or any insurance policy insuring any other property (real or personal) held as collateral for this Amended Note; (d) death, mental incompetency, termination or dissolution of business operations, or failure to maintain existence; (e) insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower, any maker, endorser or guarantor hereof. Upon the occurrence of any event of default, and at any time thereafter, Bank or any subsequent holder of this Amended Note shall have the right to sue for, collect or make any compromise or settlement Bank deems acceptable.

Any deposits or other sums at any time credited by or due from Bank or any subsequent holder of this Amended Note to any maker, endorser or guarantor hereof and any securities or other property of any maker, endorser or guarantor hereof in the possession of Bank or any subsequent holder of this Amended Note may at all times be held and treated as collateral security for Borrower's payment and performance obligations hereunder. Bank or any subsequent holder of this Amended Note may apply or set off such deposits or other sums at any time against any matured portion(s) of the payment obligations hereunder as to any maker, endorser or guarantor hereof.

No delay or omission on the part of Bank or any subsequent holder of this Amended Note in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or as a waiver of any other right or remedy under this Amended Note. Any waiver hereunder by Bank shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

If this Amended Note is now or later signed by more than one person, it shall be the joint and several liability of all such persons, and shall be binding upon each of their respective successors and permitted assigns. Every maker, endorser and guarantor of this Amended Note or any of the Obligations hereby (a) waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Amended Note; (b) assents to any extension, amendment or postponement of the time of payment or any other indulgence permitted hereunder; (c) agrees to any substitution, exchange, or release of any collateral held hereunder and/or to the addition or release of any person or persons primarily or secondarily liable with respect to this Amended Note.

Borrower represents to Bank that (a) the indebtedness evidenced by this Amended Note has been used solely for business purposes; (b) that none of the indebtedness has been or will be used in any manner whatsoever for personal, family, educational or household purposes; (c) that the indebtedness evidenced by this Amended Note is an exempted transaction under the Truth-In-Lending Act, 15 U.S.C. §1601, et seq. and not a "consumer loan" or a "consumer transaction" as defined in O.R.C. §2323.13(E)(1) and (2), respectively; and (d) this Amended Note constitutes a "contract of indebtedness" under O.R.C. §1319.02(A)(1). If this Amended Note is placed in the hands of any attorney for collection or to defend or enforce any rights or remedies hereunder, Borrower agrees to pay, to the extent permitted by law, including, without limitation, O.R.C. §1319.02, all reasonable attorneys' fees, together with all court costs and related expenses paid or incurred by Bank or any subsequent holder of this Amended Note. As used herein, the term "holder" shall mean the payee or other endorsee of this Amended Note, who is in possession of this Amended Note or the bearer of this Amended Note, if this Amended Note is at the time payable to bearer.

Borrower further represents to Bank: (a) that the execution and delivery of this Amended Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which Borrower or any of its undersigned member is bound, or require the consent or approval of any governmental authority or any other party or person; (b) that this Amended Note is a valid and binding agreement, enforceable according to its terms; (c) that all financial information furnished to Bank is accurate and fairly reflects the financial condition of the organization and/or person to which such financial information applies as of the effective date of such information, and the financial condition has not changed materially or adversely since the effective date(s); and (d) that Borrower is duly organized, existing and in good standing pursuant to the laws of the State of Ohio, the execution and delivery of this Amended Note and the performance of the obligations it imposes are within its powers and have been duly authorized by all necessary action of its governing body and do not contravene the terms of the organizational documents governing its business affairs.

So long as any indebtedness remains unpaid under this Amended Note, Borrower shall furnish to Bank financial statements certified by Borrower, in form and content satisfactory to Bank, together with such additional financial documents and/or information as may be reasonably requested by Bank from time to time, including, without limitation, signed copies of federal tax returns, together with any and all exhibits, as Borrower files annually with the Internal Revenue Service. Such financial statements shall be furnished to Bank by Borrower at such annual or interim time periods as Bank shall require from time to time. Borrower's failure to furnish the aforesaid financial statements, information, and documents shall be an event of default hereunder.

(JURY TRIAL WAIVER) BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS AMENDED NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AMENDED NOTE OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF BANK TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AMENDED NOTE, ANY GUARANTY OF PAYMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

Borrower hereby authorizes any attorney at law to appear in any court of record in or of the State of Ohio or in any other state or territory of the United States at any time after the above indebtedness becomes due to waive the issuing and service of process and to confess judgment against Borrower in favor of Bank (or any holder of this Amended Note) for the amount then appearing due, together with interest at the rate provided for herein, plus late charges and the costs of suit, together with any other charges, costs, and fees owing hereunder, and thereupon to waive and release all errors in said proceeding(s) and judgment(s), all petitions in error, all stays of execution, and all rights of appeal from the judgment(s) rendered. No such judgment or judgments against Borrower shall be a bar to any subsequent judgment or judgments against Borrower. This warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, this warrant of attorney may nevertheless be used to obtain additional judgment(s). This provision and the rights herein granted shall not be affected by Borrower's dissolution or liquidation.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

MALACHITE INNOVATIONS, INC.,
a Nevada corporation, licensed to
transact business in Ohio

By: [signature]
Michael Cavanaugh
Its: Chief Executive Officer

Borrower's Address: 200 Park Avenue, Ste. 400
Cleveland, OH 44122

Loan No.: 84816

Maturity Date: November 30, 2024